UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2022

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Qualys, Inc. 2012 Equity Incentive Plan, as amended, restated and extended

On June 8, 2022, the stockholders of Qualys, Inc. (the “Company”) approved the Company’s 2012 Equity Incentive Plan, as amended, restated and extended (the “Plan”). A description of the material terms of the Plan is incorporated herein by reference to “Proposal No. 4—Approval of the Qualys, Inc. 2012 Equity Incentive Plan, as Amended, Restated and Extended” contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2022 (the “2022 Proxy Statement”). A copy of the Plan is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, the Company held its 2022 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 35,974,501 shares of the Company’s common stock, or approximately 92.6% of the shares outstanding and entitled to vote at the Annual Meeting. The voting results for each of the proposals considered at the Annual Meeting are provided below.

Proposal One – Election of Directors

The stockholders elected each of the following nominees as Class I directors to serve on the Company’s board of directors (the “Board”) until the Company’s 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sandra E. Bergeron	29,083,750	4,824,618	2,066,133
Kristi M. Rogers	31,728,083	2,180,285	2,066,133

The Board is comprised of eight members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors, General Peter Pace, Wendy M. Pfeiffer and John Zangardi, will expire at the Company’s 2023 annual meeting of stockholders. The term of the Company’s Class III directors, William Berutti, Jeffrey P. Hank, and Sumedh S. Thakar, will expire at the Company’s 2024 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,818,067	136,999	19,435	—

Proposal Three – Advisory Approval of Executive Compensation

The stockholders cast their votes with respect to the advisory vote to approve the compensation of the Company’s named executive officers as described in the 2022 Proxy Statement, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,335,350	3,540,956	32,062	2,066,133

Proposal Four –Approval of 2012 Equity Incentive Plan, as amended, restated and extended

The stockholders approved the Plan, as amended, restated and extended.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,559,809	3,316,480	32,079	2,066,133

Proposal Five – Advisory Approval on Frequency of Future Advisory Votes on Executive Compensation

The stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on approving the compensation of the Company’s named executive officers as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
32,732,032	21,197	955,876	199,263	2,066,133

In accordance with the stockholders’ preference, the Board intends to continue to hold a non-binding advisory vote on named executive officers’ compensation every year. The next required non-binding advisory vote on the frequency of approval of the compensation of the Company’s named executive officers will take place no later than the Company’s annual meeting of stockholders in 2028.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Qualys, Inc. 2012 Equity Incentive Plan, as amended, restated and extended

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Joo Mi Kim
Joo Mi Kim Chief Financial Officer

Date: June 10, 2022